UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

PARKVIDA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-29321 (Commission File Number)	87-0643635 (IRS Employer Identification No.)

1403 East 900 South, Salt Lake City, Utah  84105

 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 582-9609

Montana Mining Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES	39

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS	40

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS	40

ITEM 7.01	REGULATION FD DISCLOSURE	40

ITEM 9.01	Financial Statements and Exhibits	41

SIGNATURES	42

As used in this current report unless otherwise indicated, the terms “we”, “us”, “our”, and the “Company” refer to ParkVida Group, Inc., and its subsidiaries. The term “JBP” refers to JBP, S.R.L. All dollar amounts are expressed in United States dollars.

FORWARD-LOOKING STATEMENTS

Statements contained in this current report, with the exception of historical facts, are forward-looking statements. We are ineligible to rely on the safe-harbor provision of the Private Litigation Reform Act of 1995 for forward-looking statements made in this current report. Forward-looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

•         our anticipated financial performance;

•         uncertainties related to development of the ParkVida destination resort in the Dominican Republic;

•         our ability to generate revenue in the event we complete the development of ParkVida;

•         our ability to raise additional capital to fund the development of ParkVida;

•         the volatility of the stock market; and

•         general economic conditions.

In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors.

We wish to advise readers not to place any undue reliance on the forward-looking statements contained in this current report, which reflect our beliefs and expectations only as of the date of this current report. We assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other than as required by law.

We also wish to caution readers that our operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated including the factors set forth in the section entitled “Risk Factors” included elsewhere in this current report.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 20, 2010 our board of directors approved the execution of an Asset Purchase Agreement, as amended on November 20, 2010 (the “Agreement”), to acquire JBP as a wholly owned subsidiary (the “Acquisition”) intent on the development of a destination resort in the Dominican Republic to be known as ParkVida. On June 30, 2011 our board of directors determined that our stockholders should consider whether to approve the Acquisition. A majority of our stockholders approved the Acquisition by written consent on June 30, 2011 and authorized the Company to close the transaction subject to the terms and conditions provided.

Subject to the terms and conditions of the Agreement, the Company acquired JBP from Park Capital Management, Inc. (“Park”), which shares were held in trust by Jay and Mason Blackmore on behalf of Park, in exchange for 15,282,120 shares of our common stock and 6,824,300 share purchase warrants to be exercised within ten years of the date of grant at an exercise price of $0.005 per share. We also issued 1,528,212 shares and 682,430 share purchase warrants to be exercised within three years of the date of grant at an exercise price of $0.06 per share to José Aris for his role in facilitating the transaction.

The Acquisition will be accounted for as a recapitalization of the Company giving effect to the acquisition of JBP.  The surviving entity will reflect the assets and liabilities of the Company and JBP at their historical book value.  The issued common stock will be that of the Company, the accumulated deficit will be that of JBP, and the statements of operations will be those of JBP for the years ended December 31, 2010 and 2009 and cumulative amounts ( March 6, 2008 through September 23, 2011.

The terms of the Agreement were disclosed on Form 8-K as filed with the Securities and Exchange Commission (“Commission”) on August 31, 2010. A copy of the Agreement was attached thereto as an exhibit and is hereby incorporated by this reference. The terms of the amendment to the Agreement were disclosed on Form 10-K as filed with the Commission on March 31, 2011 and attached thereto. A copy of the amendment is hereby incorporated by this reference. All references to the Agreement, as amended, are qualified, in their entirety, by the text of such exhibits.

The information set forth above in Item 2.01 of this current report on Form 8-K is incorporated herein by this reference. On September 23, 2011, upon the Acquisition becoming effective, our principal business became that of JBP, which is more fully described below, and JBP became our consolidated operating subsidiary.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the Acquisition disclosed under this Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing such information below. Please note that the information provided below relates to the combined enterprises subsequent to the Acquisition, except that information relating to periods prior to the date of the Acquisition relate respectively to the Company or JBP as indicated.

FORM 10 DISCLOSURE

ITEM 1.          BUSINESS

Corporate History

The Company was incorporated in Nevada on December 7, 1999, as “Aswan Investments, Inc.” to engage in any legal undertaking. On July 17, 2002, our name was changed to “Montana Mining Corp.” to reflect the decision of management to enter into mineral exploration activities. After completing the first stages of an exploration program on an optioned property in the state of Montana, we were unable to indicate conclusively the existence of any economically recoverable mineralization. The Company therefore abandoned the purchase option and all exploration efforts in January of 2005 and sought out other business opportunities.

On November 20, 2008 we entered into a share exchange agreement to acquire Produced Water Solutions, Inc. (“PWS”) but were unable to complete due to our inability to attract sufficient funding. Prior to the expiration of our agreement with PWS, on August 26, 2009, we assigned our interest in the agreement with PWS to Formation Fluid Management, Inc. (formerly “Dobhai Ventures, Inc.”) (“Formation”) in exchange for a two and one half percent (2½%) royalty on all net revenue realized by Formation from PWS’ reverse osmosis and ultra-filtration technology through March 31, 2013 up to $1,000,000 and a cash payment of $135,000 payable within ten days of Formation’s acquisition of PWS. The transaction closed on June 30, 2010 and the cash payment was paid to us shortly thereafter. We are yet to realize any royalty revenue from the utilization of PWS’ technology.

The Company’s board of directors approved the Agreement, as amended on November 20, 2010 to complete the Acquisition. On June 30, 2011 our board of directors determined that our stockholders should consider whether to approve the Acquisition. A majority of our stockholders approved the Acquisition by written consent on June 30, 2011 and authorized us to close the transaction, to change the name of the Company to “ParkVida Group, Inc.” and to reduce our authorized common stock from 500,000,000 shares (par value $0.001) to 250,000,000 shares (par value $0.001).

Our corporate office is located at 1403 E. 900 S., Salt Lake City, Utah, 84105 and our telephone number is (801) 582-9609. The UPS Store #1650, 3395 S. Jones Boulevard, Las Vegas, Nevada, 89146 is our registered agent.

The Company’s common stock is quoted on the Over the Counter Bulletin Board and OTC Markets, LLC under the symbol “PRKV.”

JBP Overview

As detailed above in Item 2.01 of this current report, on September 23, 2011, the Company purchased JBP which was formed under the laws of the Dominican Republic on March 6, 2008. JBP intends to design, develop and operate ParkVida as a destination resort, the first phase of which is expected to open in the fourth quarter of 2012. The resort will rely on the ability of the Company to fund the development of ParkVida to completion though no financing is currently committed for this purpose.

ParkVida Destination Resort

ParkVida is intended to be a hotel resort focused on eco-tourism offering a comprehensive outdoor experience. The development is located at the top of the Cordillera Central mountain range in the Dominican Republic. The 700 acre former coffee plantation site is located adjacent to a national park. We expect that ParkVida will offer 199 hotel rooms, cottages and “tree houses” spread across the site.

ParkVida’s adventure activities will be focused on downhill and cross-country mountain biking with a dedicated chairlift for the uphill return. Other intended activities include zip lining, adventure rope courses, water slides, hiking, fishing, spa, mule riding, quad biking, cultural classes, eco tours and coffee related experiences such as growing, roasting and brewing.

Since one of the main experiences will be mountain biking, ParkVida intends to provide a rewarding biking experience without the usual hassles of planning and researching that usually precede extended rides. Most bikers looking for that adrenalin-pumping trail endure extensive travel, carrying their equipment, getting lost, and staying in dubious accommodations with no biking related infrastructure. ParkVida intends to offer a simple destination riding vacation designed for mountain biking enthusiasts who want to be able to focus on the trail, the ride, and the thrill of riding with the promise of great accommodations, service and relaxation. ParkVida intends to match personal skills with equipment and guidance to provide that “local trail” experience on a host of trails engineered and hand built by bikers for bikers.

ParkVida intends to be a destination where guests can be as active as they wish, or just simply relax. Regardless of the weather conditions, it will be the resort’s intention to provide sufficient activities, services and facilities for guests to enjoy. ParkVida intends to offer:

  A comfortable place to stay in a mountain setting;
  A destination for bikers to come to learn and play in a warm climate year round;
  A variety of activities which require little or no prior experience or skill level;
  A place to develop skills and leadership in various activities;
  A haven for excellence in service and facilities, including food and beverage offerings;
  A place to meet and socialize with people from diverse cultures and backgrounds.

Buildings & Facilities

Lodge House & Reception.  We anticipate that the resort will feature a central lodge where guests will check in, relax, spend time in the library, and be briefed as to available activities. The lodge is intended to be the central location and hub of the resort and offer views of the valley and national park beyond. The central lodge will also offer the following:

  Plantation Restaurant.  The lodge intends to feature a full-service restaurant open for breakfast, lunch, and dinner serving traditional and healthy natural cuisine as well as international dishes.
  Bar.  A stand-alone bar and lounge is intended to be open for lunch, dinner and late into the night. The bar will be a microbrewery where ParkVida expects to brew its own beers for guests to enjoy.
  Coffee Shop.  A coffee shop within the lodge will serve local organic coffees and coffee based beverages. The shop is designed to have the look and feel of a local Dominican coffee shop. ParkVida expects to package and sell coffee under its own brand name.

Lodging.  We anticipate that there will be five options for accommodation at ParkVida:

  River Lodge.  A River Lodge is expected to be located in the vicinity of the river at the bottom of the valley as the main base for guests staying in the Valley and River Lodging areas of the resort. The River Lodging is intended to be located in two buildings each with two floors containing 16 rooms. Deluxe Rooms will be on the ground floor featuring individual garden terraces and a back courtyard with an open-air bathroom and shower. Superior Rooms on the upper floor will feature private balconies and a daybed with unobstructed views of the river.
  Valley Lodging.  Valley Lodging is intended to be located in two buildings each with two floors containing 16 rooms. On the ground floor will be the Deluxe Rooms each featuring individual garden terraces and a back courtyard with an open-air bathroom and shower. Superior Rooms on the upper floor will feature private balconies and a daybed with unobstructed views of the property.
  Guest Cottages.  All 130-guest cottages are intended to have panoramic views of the valley and the Armando Bermudez National Park. Located within short walking distance of the main lodge each of the cottages will offer a spacious walk-around deck perched over the valley. Large, airy and light rooms will open out onto a deck. En-suite bathrooms will provide separate shower and bath. The bath will double up as a jacuzzi, which also opens out onto the deck. A bike cleaning and storage area will be found within the confines of each of the cottages.

  Treehouses.  Treehouse Lodging is intended to consist of five rooms built on raised wooden platforms at "tree top" level and joined by raised walkways to offer views over the valley below. The rooms will have light wooden walls and roofs with huge window areas. The expected affect is to provide guests with the feeling of being right in the middle of nature. Each room will have a private deck.
  The Coffee Plantation House.  This House is expected to be located in one of the river valleys of the resort. Originally the structure belonged to the owner of the former plantation and is to be renovated to the highest standards. Set away from the main lodge, guests will have their own private butler and access to their own dining arrangements, deck and plunge pool. Complete with a private spa gazebo, guests can be completely secluded.

Other Guest Buildings.  ParkVida expects to offer a host of other buildings and facilities for its guests:

  Cigar Lounge.  The Dominican Republic is home to some of the finest cigars the world has to offer. ParkVida’s Cigar Lounge is intended to be a testament to this cigar quality.
  Swimming Pool.  An emerald-green “infinity” edge swimming pool is to be perched on a terrace to give the appearance that it is floating above the valley below. The pool will be surrounded by stone-tiled sun decks that feature comfortable sun-beds and umbrellas.
  Spa.  A spa is to be located a short walk away from the central hub and will provide a spa treatment menu for all ages. The spa will have six open-air gazebos capable of allowing guests to enjoy a massage with their partner. The spa will also have a yoga area that sprawls onto the deck and a wet area with steam room, traditional bath and sauna.
  Games Room.  Stocked with games like board games, card games, computer games, the games room is intended as a diversion for children and adults alike, particularly during those rainy days.
  Gift Shop.  The gift shop intends to sell snacks and toiletries as well as magazines and other miscellaneous conveniences. In addition the shop will sell items produced and supplied by ParkVida to its in-house guests, such as coffee, beer, wine and jams. ParkVida also intends to support local artists and sell their products through the gift shop.
  Activity House.  The existing schoolhouse at Loma Prieta (the two adjacent to ParkVida) will be converted into an activity house, mainly to provide a covered recreation space for guests to use during rainy periods. The activity house will have a pool table, full size snooker table, table tennis, dart board and more board games. The activity house is also intended to retain some educational aspects including pictures illustrating the history of the facility.
  Bike Center.  The main lodge for downhill mountain biking is to be located next to the main village at the top of the chairlift. The downhill biking lodge will house the main bike rental shop, the bike merchandise shop and also the bike repair shop. The Bike Center will also be the main location for guests to find a bike instructor and will include a small skills centre for guests to learn the basics of mountain biking.
  Chair Snack Hut.  A small snack hut located at the base of the chair lift is intended to provide quick and easy refreshments for anybody passing by, whether that is a biker, hiker or zipper.
  Medical Services.  A state of the art medical clinic will be located on site to deal with any minor injuries as well as emergencies. Should any life threatening injuries occur, evacuation via helicopter to one of the private hospitals located in Santiago will be possible.

Employee Buildings.  ParkVida expects to offer the following buildings and facilities for its employees:

  Staff Accommodation.  Staff accommodation will be located within the existing village of Loma Prieta. Local staff members who live on site will share rooms, with up to four people per room. Management staff will have private accommodation. All accommodation will be comfortable and will have communal areas to relax, socialize, cook and wash. Since a majority of ParkVida’s staff will come from surrounding villages, the number of those living on site is expected to be minimal.
  Staff Recreation House.  A staff recreation house is to be created separate from the village and other facilities of the resort. Open to them both during the day and the night, the house will have a kitchen, games room, TV room and a small swimming pool with decking.
  Services & Stores.  The back of house areas of the resort will be located along the existing village of Loma Prieta where all the services such as the laundry and maintenance and all the storage aspects will be located.

ParkVida Activities

Biking Activities:

  Downhill Mountain Biking.  ParkVida will offer a great deal of downhill mountain biking trails. The aim is to have a significant number of trails so that there are few riders on each trail. All trails will have features that will challenge every level of rider, providing difficulty and slope ratings of blue, green, black, and double black.
  Cross-Country Mountain Biking.  ParkVida will have many cross country biking trails and these will be the way for guests to explore all corners of the property. The idea will be to create a cross country grid around the property with the easy trails based on no more than a four degree slope. These runs will give guests quick access to all areas of the park with other runs interlinking these trails.
  Dirt Bike Jump Park.  A professional dirt-jumping park will be located near the main entrance for users to impress new guests to the resort. The jump park will be designed by professionals to accommodate all ranges of biking experience. It is envisaged that dirt-jumping competitions will be held here each year and will also allow for professionals to train here all year round.
  Jump Pit.  A jump pit will have a large kicker and foam pit for bikers to practice their freestyle jumps with a soft and safe landing, prior to trying such tricks on the trails.
  Bike Skills Centre & Boot Camp.  There will be weekly workshops to assist bikers in upgrading their skills. The operation will organize boot camps for people who are new to mountain biking, involving intensive riding skills exercises and drills. Skills camps, hosted by endorsed pros, will be offered and designed to improve expert riders’ skills which will be sure to please that up and coming rider in the family. In addition to riding techniques, the course will also discuss pre-ride maintenance, the indispensable trailside repair toolkit, trail safety and courtesy.

Lake/Water Sports:

  Kayaking and Rafting.  Half day rafting and kayaking will be conducted off the resort, but will be organized for the ParkVida guests.
  Hydro Speeding.  Hydro speeding is described as surfing or tobogganing down the rapids. Guests will have wetsuits and a specially designed floating toboggan - rather like a body board.

  Fishing.  It is expected the river running adjacent to ParkVida will be pooled by a dam to produce hydroelectric power by 2016. Once the dam has been completed, part of ParkVida will front onto a lake. The lake will be stocked with fish and guests will be able to catch and then have the chefs prepare their fish for dinner.
  Sailing and canoeing.  Once the lake is formed, sailing and canoeing will be provided for guests to explore the coastline. Using a variety of dinghies and canoes, guests with no experience can have a guide take them out for a short tour, or, for those who know how to sail, longer excursions will be possible.
  Paddle Boarding.  Paddle boarding, a fast growing and popular water sport, will allow guests to keep fit whilst exploring the newly formed lake and its coastline. Equipment will be available to rent from the resort and for those new to it, instruction will be on hand.

Other Outdoor Activities:

  Hiking.  ParkVida has numerous trails for the guests to enjoy on their own or with guides. Exploring will be available along the ridge line, up and down the entire valley, and along the river.
  Zip Trek.  There will be a number of different zip trekking opportunities within the site. Zip trekking combines an element of adventure with learning the flora and fauna of the natural surroundings. A route through the rainforest valley will combine six zip lines, whilst a zip line route along the river edge will allow users to travel from the top of the hill all the way down to the bottom in one ride.
  Rope Course/Airpark.  The rope course/airpark, located in and amongst the dense rainforest will consist of a giant obstacle course up in the trees using ladders, walkways, bridges and tunnels made of wood, rope and super-strong wire. Guests will get kitted up with harnesses, pulleys and karabiners, and after a safety briefing, they will be let loose into the forest canopy, free to swing through the trees. Instructors will always be on hand, regularly patrolling the forests.
  Waterslide.  A waterslide will meander from the top of the resort to the valley bottom, taking you through some of the most spectacular natural landscape on offer. Splash pools will be located all the way down.
  Steel Bobsleigh.  A state-of-the-art steel track that starts at the top of the chairlift will weave its way down a narrow course that concludes at the base of the lift.
  Mule Riding.  ParkVida will own their own mules and guests can enjoy short or long mule rides throughout the property. One of the most stable and sturdy animals, the mules will happily carry guests through the entire levels of the property. It will also be possible for guests to do a five-day mule/camping excursion to Pico Duarte on mule back.
  Obstacle Course / Jungle Training.  A 1,400m obstacle course will incorporate physical and mental challenges. The unique figure eight design will feature 45 obstacles that test strength, balance, agility, stamina and mental problem solving skills.  The course will be ideal for team building, confidence building, fitness, and creating a wonderful sense of personal satisfaction.
  Riverteering.  Guests will be able to climb, scramble, abseil, slide and jump along the river bank’s riverteering course. They will be equipped with a full set of safety gear and a guide to show the way.

Cultural and Nature Activities.

  Coffee Production.  Guests will be able to learn about the intricate process of coffee growing, from planting the tree to picking, drying, roasting and packaging, and then take a bag of coffee home with them.
  Culinary Classes.  Culinary classes at ParkVida will introduce guests, both novice and experienced cooks, to the art of Dominican cuisine. Designed by the resort's culinary team, the program offers guests a hands-on learning experience in a traditional setting.
  Microbrewery.  ParkVida will have its own microbrewery within the resort, where local beers are produced. Guests will have an opportunity to learn about the process and taste the beer first hand.
  Botanical Tours.  Botanical tours of the nearby National Park will be conducted by local guides who have spent their entire lives there, bringing a wealth of experience and stories, which, in itself, will add a unique flavor to the experience.
  Spanish Lessons.  Weekly Spanish lessons will be held for the guests of ParkVida to learn basic communication skills in order to interact more easily with the local population and test their new found skills on the staff.

  Culinary Classes.  Culinary classes at ParkVida will introduce guests, both novice and experienced cooks, to the art of Dominican cuisine. Designed by the resort's culinary team, the program offers guests a hands-on learning experience in a traditional setting.
  Microbrewery.  ParkVida will have its own microbrewery within the resort, where local beers are produced. Guests will have an opportunity to learn about the process and taste the beer first hand.
  Botanical Tours.  Botanical tours of the nearby National Park will be conducted by local guides who have spent their entire lives there, bringing a wealth of experience and stories, which, in itself, will add a unique flavor to the experience.
  Spanish Lessons.  Weekly Spanish lessons will be held for the guests of ParkVida to learn basic communication skills in order to interact more easily with the local population and test their new found skills on the staff.

Community Activities.

  Mountain Bike Training.  A training program will be developed to encourage local school children to try mountain biking. A weekly or monthly program with an aim to try and breed world class professional riders who can compete on a world stage will be incorporated.
  English Lessons.  English lessons will be offered on a weekly basis for the local population.

ParkVida Sustainability Goals

JBP has developed numerous goals to ensure that ParkVida will be as sustainable as possible. These goals encompass construction, energy generation and distribution, potable water, wastewater treatment, and waste management of the project. The goals are threefold:

Environment:

    Materials - minimize the impact of building materials and the generation of waste.

    Biodiversity - no net loss of ecosystem funcation and biodiversity.

    Water - protect and conserve both natural hydrology and potable water resource.

Equity:

    Connection to nature - bring nature, recreational and environmental education opportunities into ParkVida.

    Well being - protect and improve the health and productivity of those who visit and live there.

Economic:

    Socioeconomic - support educational opportunity, community development and labor and regional development.

    Energy - reduce energy consumption and minimize the use of fossil fuels and greenhouse gas emissions.

    Monitoring - ongoing measurement and monitoring of key sustainability metrics.

ParkVida Development Team

Select International Ltd. /dba Select Contracts

Select Contracts, formed in 1978, has grown into a 50+ person-strong global group that delivers turnkey and consultancy services to the leisure and entertainment, sport and tourism market sectors. With corporate offices in Whistler, Dubai, New York and UK, Select Contracts designs, builds and operates destinations all over the world

Projects typically include theme parks, water parks, downhill bike parks, family entertainment centers, hotel developments, resort developments, marinas, shopping malls, winter and summer resorts, entertainment zones, snow-based projects and sports complexes. Each of these areas require a specialist knowledge and which require the vision, experience and attention to detail that have enabled these projects to become an operational and financial success.

Select Contracts is highly experienced and knowledgeable in the leisure resort industry. They have designed, built and operated leisure resorts in Asia, Middle East, Europe and North America and their turnkey approach enables them to provide their clients with a total destination solution that is financially, technically and operationally viable and truly deliverable.

Select Contracts has contracted with JBP to provide the following services for the ParkVida resort as follows:

  Turnkey Solutions
  Conceptual Design
  Detail Design
  Project Management
  Development Management
  Pre-opening Management
  Operations Contracts
  Project Repositioning
  Client & Investor Representative

Modularis

Modularis is a company based out of Santo Domingo in the Dominican Republic and is the leading design & development firm for handling projects in the mountains in the country. ParkVida very quickly saw the experience that Modularis could bring to the project and they were commissioned straight away on a consultancy basis.

Modularis has contracted with JBP as the architects of record for ParkVida. Modularis is also in the process of obtaining planning and environmental permissions from the appropriate Dominican regulatory authorities through title work, commissioning an environmental study and applying for favorable tax treatment for the ParkVida development.

El Bufete Meija - Ricart & Associates

El Bufete Mejia-Ricart & Associates is JBP’s counsel of record in the Dominican Republic. The firm is also based in Santo Domingo and is built on the experience of four generations of lawyers, offering expert service in all of the specialist practice areas. JBP relies on El Bufete Meija-Ricart & Associates for the local legal knowledge required for developing ParkVida.

Gravity Logic

Gravity Logic has worked with Whistler Blackcomb, operators of the Whistler Mountain Bike Park and is known worldwide for its expertise in building the world’s number one mountain bike park. Based on that experience, Gravity Logic has assisted many other businesses in the design and development of park riding experiences by creating facilities that thrill riders over a wide range of ages, skills, and interests.

Gravity Logic has already been onsite in the Dominican Republic and will be contracted as the development proceeds to provide ParkVida with activities management in the following categories of services:

  Design and planning, undertaking a thorough ParkVida site analysis.
  Design and development, overseeing bike trail and other activities as per the design plan.
  Mountain safety & risk management.

Architectural Design Agreements with Modularis

On May 19, 2010 JBP entered into an architectural design agreement with Modularis to prepare general conceptual information, to create a project draft, to generate architectural blueprints, to draft sales materials and to assist with legal matters over 28 weeks. The total cost for the provision to these services was $114,000 with payments spread over seven months with a final payment of $51,000 due on realization of the project. The agreement was performed in full by year end 2010 though JBP is yet to make the final payment due in land or cash.

On May 5, 2011 JBP entered into an architectural design agreement with Modularis to provide schematic design and construction drawings for ParkVida to detail all aspects of the buildings to be constructed that incorporate floor plans, cross sections and elevations in order to obtain planning permission for the development. The total cost for the provision of these services is to be $95,400 with payments spread over several months once the work has commenced. JBP has not yet authorized a start to this work which has been postponed until additional funding for ParkVida has been realized.

Service Agreement with Gentium Financial

On October 1, 2010 JBP entered into a service agreement with Gentium Financial for the provision of office space and the assistance of personnel in Whistler, British Columbia. The term of the lease is 12 months and the rent with service fees is equal to $7,500 a month. The terms of the agreement also required an initial set up fee of $15,000. The lease is due to expire on September 30, 2011 and JBP has served notice that it does not intend to extend the terms thereof.

Consultancy Services Agreement with Select Contracts International

On December 7, 2010 JBP entered into a Consultancy Services Agreement with Select Contracts for the overall concept design, project initiation, project design, market study, brand identity, component matrix, conceptual master plan, conceptual art work, business plan, ground finishes plan, back of house design, food and beverage layouts, mood boards, landscaping, trail design, signage design, indicative power requirements, ID and data plan, AV requirements, RFID plan, detailed design review and progress reports. The total cost for the provision of these services is $1,162,000. JBP has paid $95,000 to date pursuant to the agreement and expects to complete the agreement when sufficient financing is in place to develop ParkVida.

Consultancy Services Agreements with Modularis

On June 30, 2011 JBP entered into a Consultancy Services Agreement with Modularis to obtain planning permission for ParkVida from local authorities in the Dominican Republic and to oversee the completion of an environmental impact study by a third party. The total cost for the provision of these services is $56,825 of which $32,000 has been paid to date.

On July 28, 2011 JBP entered into a Consultancy Services Agreement with Modularis to complete title work on the properties that comprise Loma Prieta prepare and to submit an application for provisional classification under the Law for Promoting Tourism Development Law 158-01 in order for ParkVida to benefit for the incentives available to resort developers in underdeveloped areas of the Dominican Republic. The total cost of these services is $56,825 of which approximately $21,000 has been paid to date.

Mountain Biking Industry

Mountain biking is a new and growing sport with a commercial history that dates back a little over three decades. Changes in bicycle technology in the nineties combined with a wave of innovative young riders resulted in the birth of a breed of cyclist that favors the exciting experience of riding mountain bikes downhill on varied and challenging terrain.

Since those recent beginnings, downhill mountain biking has become popular all over the world. The sport is now supported by strong competition in the market for bikes and equipment, a high profile international race series and a strong network of riders across the planet.

Typically, mountain bikers are also dedicated conservationists who volunteer their time, labor and money to protect the natural and cultural resources where they ride. Scientific research has shown mountain biking to be a low impact environmentally sustainable activity with no more impact on natural resources than hiking, and far less than many other recreational activities.

Mountain Biking in the Dominican Republic

Reports of mountain biking taking place in the Dominican Republic go as far back as the early 1990’s and it is likely that the sport was present even before then. The country contains the highest peak in the Caribbean, Pico Duarte (3,087m) and a number of other mountains within the Cordillera Central mountain range. Nonetheless, there are few reports of purpose-built mountain bike trails, with the exception of the 12km long track that was created in Jarabacoa for the 2003 Pan American Games. The track was built (in part using existing trails) for the purposes of cross-country mountain bike racing and exists to the present day with no promotion. Little or no regulation of trails and no clear legal policy on public rights of way, even in National Parks, mean trail networks are subject to frequent disruption and change. The prospect of changing conditions often acts as a barrier to entry for many and effectively hinders the growth of the sport.

Iguana Mama is the only notable tour operator in the country offering regular mountain biking trips for tourists. The operation currently has 30 bikes and employs three full-time guides with three part-time staff. They offer a range of six different tours across a range of lengths and difficulties for under $100 per day, including bike and equipment.

Evidence exists of a strong latent domestic demand for a dedicated mountain biking facility in the Dominican Republic as there are a number of existing mountain bike clubs in the country. The communication and organization of these clubs is generally linked to a cycle retail store and they are generally found in one of the larger urban areas, particularly Santo Domingo and Santiago. The Dominican Republic also has a UCI-affiliated national federation for cycling, the “Federacion Dominicana De Ciclismo” which is based at the velodrome in Santo Domingo.

Downhill Bike Market Characteristics

Mountain biking market is generally segmented into the following five groups.

Downhillers & Freeriders: young, predominantly male cyclists who have a passion for riding steep, technical downhill terrain at high speed more than once per month. They are willing to travel long distances and spend large proportions of their disposable income on participation in the sport, often staying overnight. They require challenging and constantly evolving terrain to keep them interested and are drawn to competitive events.

Enthusiasts: competent bike handlers who go mountain biking an average of once per month but who are not particularly fit and do not plan their own routes. They are willing to travel long distances and spend large proportions of their disposable income on participation in the sport, often staying overnight at weekends. They are influenced by the latest trends and technologies and are likely to be willing to pay for the benefits of skills training. They ride uphill so they can enjoy the downhill.

Sport Riders: physically fit, able riders who are frequently involved in off-road racing. They seek challenging uphill and downhill terrain. Often members of clubs, they may also have an interest in road cycling and will attend events which test physical endurance and speed. Sport riders may show an interest in skills training, particularly regarding technical descents.

Trail Riders: skilled outdoor enthusiasts with a strong interest in adventure, who often participate in other outdoor activities, such as hiking or kayaking. The aesthetic of the mountain biking experience is more important to these people than the technical challenge. They are often members of rights of way or mountain biking pressure groups. Trail riders may show an interest in skills training, particularly regarding technical descents.

Leisure/Families: the leisure and family market is large but generally unaware of the technical skill required to participate in high-level mountain biking. They benefit from non-technical trails with a consistent surface and gentle gradient.

Hotel Market

The Dominican Republic has an estimated 70,000 hotel rooms. Approximately 60% of the hotels in the country are rated at the three-star level, with just 26% classified as four-star. Only 2-3% of the hotels in the country are rated as five-star. The remainder are unclassified, 2-star or below.

Hotels in the Dominican Republic are mainly found in a small number of coastal towns and cities. The focus of the majority of the existing product is beach tourism. Santiago and Santo Domingo are the only non-beach oriented destinations.

Accommodations in the immediate vicinity of Loma Prieta are non-existent. However, there are two principal destinations within the Cordillera Central mountain range that offer accommodations in the region:

•         Constanza is a town in the La Vega province of the Dominican Republic that is home to approximately 42,000 people. The town is at an elevation of 1,164m and the local industry is predominantly agriculture. Constanza is a known start point for hiking trips to the summit of Pico Duarte and a base for other activities, including mountain biking, rock climbing and horse riding. Constanza has three hotels with another in a neighboring village that offer accommodations at no greater than a three-star classification.

•         Jarabacoa is also found in the La Vega province and is home to an estimated 57,000 people. At an elevation of 529m, the area’s prevalent source of income is agriculture. The town hosts four accommodation providers, of which the highest classified is three-star hotel. Jarabacoa is well known as a destination for adventure tourism. Activities available include hiking, rock climbing, mountain biking, rafting, kayaking and horse riding.

Competition

JBP’s evaluation to date of the competitiveness of the ParkVida project is based on a site visit, interviews with local professionals, and detailed research. The concept behind ParkVida is unique and therefore there are no direct competitors in the Dominican Republic or elsewhere to the essence of the project.

However, there are a number of hotels and resorts both in the Dominican Republic and globally which serve as good benchmarks for particular aspects of the ParkVida concept. Our competition is presented here according to four important characteristics of the project.

Eco-Tourism in the Caribbean

Strawberry Fields Together, Jamaica.  This development, within a tropical nature reserve on the Jamaican coast, provides a range of cottages in an eco-lodge setting, including standard and ‘deluxe’ options. Meal plans are available for guests with a range of options, all using local ingredients and a mixture of traditional and modern recipes. There is even a special option available to be served dinner alone on a secluded beach. There is an in-house adventure tour operator that provides a range of activities that take place during the day such as ATV driving, fishing and coffee plantation tours.

Villa Pajon, Valle Nuevo, Dominican Republic.  This sustainable tourism development provides a range of lodges for different group sizes in the Valle Nuevo area near Constanza.  Situated in the Cordillera Central mountain range, the area is popular with hikers, naturalists and equestrian enthusiasts. Accommodation is basic self-catering, with no electricity, and is aimed at those wishing to connect with nature.

Five-Star Luxury in/near the Dominican Republic

Tortuga Bay, Punta Cana, Dominican Republic.  This five-star resort was awarded the AAA Five Diamond Award for outstanding levels of service. Guests are collected before reaching customs and provided with a fast-track service through the airport before being driven to the resort by private car. The designer villas are lavishly furnished and each is provided with their own electric golf buggy in order to travel around the resort. There is a golf course and spa on site, along with swimming pools and a range of activities.

The Horned Dorset Primavera Hotel, Rincon, Puerto Rico.  The Horned Dorset provides a number of colonial style villas on the Puerto Rican coast with full hotel service and facilities. The hotel is a renowned five-star facility and is noted for its consistently high occupancy levels and regularly returning client base. There are dining options available both in the restaurants on site and in-room. A golf course and casino can be found nearby and there is access to the beach. A range of water sports is available and horseback riding on the beach is popular.

Off-Grid Sustainable Construction

Bay of Fires Lodge, Tasmania, Australia.  This truly ecologically sensitive development offers discounted pricing for those that choose to walk to the lodge rather than take a vehicle. Power for lighting and heating is provided by photo voltaic cells on the roof and all of the materials for the construction were lifted in by helicopter or carried by hand to minimize disturbance to the local environment. There is a strict waste management system in place to ensure that everything that can be recycled is recycled and where possible the use of resources is done so sparingly in the first place. The lodge provides a base for the exploration of the surrounding area.

World-Renowned Mountain Biking

Whistler Bike Park, British Columbia, Canada.  The Whistler Bike Park opened in 1998 with two main factors driving the idea:

  pressure from mountain bikers in the area who saw an opportunity to use the ski lifts in the summer months to increase the amount of time they spent riding downhill, and a desire on the part of the ski resort operator Whistler Blackcomb to fill the otherwise non-profitable summer months.

Since opening, the Whistler Bike Park has become the best-known and most successful bike park in the world. Open from mid-May to mid-October during which time it welcomes more than 80,000 visitors onto its lifts. Based on no prior model, the Whistler Bike Park uses the vertically integrated approach taken from its winter operation. The company operates lifts, rental businesses, food and beverage outlets, a bike school and a number of franchises and retail outlets. Users of the Whistler Bike Park must have an appropriate bike, protective gear and have signed a waiver before being permitted into the park. Barcode-scanning validation is used by staff at the base of the lifts to check the pass of each individual. During full opening, the user has access to approximately 50 mountain bike trails graded from green to double black and three lifts.

The Whistler Bike Park bike school provides instruction and guiding services to all levels of rider visiting the park. Participants can choose between public group lessons or hiring a private instructor for a group of their choosing.  Beginners are shown the basic techniques and given a safety briefing before being introduced to the trail network, starting with the easiest trails.  Higher-level riders can choose to work on specific skills or simply be guided through new terrain. Package deals are available on lesson, lift tickets and equipment rental.

Portes du Soleil, Haute - Savoie, France.  The Portes du Soleil network is a total of 12 interconnected resorts that operate primarily as a ski and snowboard area of the French Alps in winter.  In summer, the region opens a limited number of lifts to allow access by bike to trails that span an area that crosses the border into Switzerland. Mountain bike trails in the region grew organically, often created by the users themselves.  Initially, the only professionally constructed trails were created to attract major international competitions (Mountain Bike World Championships, 2004) but increasingly the resorts themselves have begun to fund the building of new trails.

Unlike the Whistler Bike Park, ownership of business operations in the region is fragmented. A range of companies exists to manage retail, accommodation providers, lift operations and food/beverage outlets among other businesses in the area.  The Portes du Soleil, particularly Morzine and Les Gets, attract a large number of summer visitors each year (official estimates are in the region of 150,000.)

Competitive Analysis

We believe that the ParkVida project has the following strengths:

•         ParkVida is a unique concept that is not easily copied given the requirement of suitable land ownership which should serve as a barrier to entry for competitors.

•         Location, natural beauty, favorable topography, agreeable climate.

•         Local tax incentives.

•         Local community and political support.

•         Established demand.

We believe that the ParkVida project has the following weaknesses:

•         Existing road access to the site is merely acceptable and will require development.

•         Poor quality of existing tourism products in the immediately surrounding area.

•         General association of the Dominican Republic with three star all-inclusive beach holidays only.

We believe that the ParkVida project offers the following opportunities which may give it an advantage over existing competitors:

•         A high level of service in a country where currently only a small percentage of five-star level facilities exist.

•         A range of different activities on the same site:

o   Downhill mountain biking

o   Cross country mountain biking

o   Zip lining

o   Hiking

o   Spa services

o   Fishing

o   Coffee tours

ParkVida will be like no other resort found in the Dominican Republic or the Caribbean with competitive advantages that will distinguish it from other resorts as offering something unique, whilst being both attractive and accessible to a broad market of enthusiasts.

Marketability

The Dominican Republic service sector provides 67.5% of the country’s GDP; tourism is a large contributor to this sector. The sector is not without government-provided economic incentives for the creation of new business and growth including tax relief to service sector business developers. On October 9, 2001, Law 158-01 was issued to promote tourist development in areas with limited resources and in new areas with potential for tourist related activities. The legislation also created an official fund for the promotion of tourism.

In 2010 there were 3,189,306 foreign visitors to the Dominican Republic. Of these, 2,910,280 stated their reason for entering the country to be recreation. Approximately 53% were female, 47% male. Half of the tourists were under the age of 35. The principal foreign originations for such tourists were North America and Europe at over 55% and 30%, respectively.

The target audience for ParkVida will be relatively varied given the variety of attractions and leisure components intended to be available. JBP anticipates a large element of ‘crossovers’ from one target audience to another, each with their own particular buying and spending patterns. The core target audience is expected to be the mountain biking fraternity, which includes downhillers and free riders, enthusiasts, sport riders, trail riders, leisure/family riders and specialist groups. ParkVida will also offer facilities and services to an audience seeking value for money, as well as an eco adventure.

The market for JBP’s audience is anticipated to range from international to local. Predominantly, JBP expects the international traveler to be from North America but it is also expected that, as the ParkVida experience is recognized, that there will be no limitations as to where the mountain biker will travel from, as it will be designed as a destination for bikers to learn and play in a warm climate year round. JBP’s target audience is also expected to be wide reaching and will not necessarily include those who want to mountain bike, or even know how to mountain bike. ParkVida intends to cater to the needs and requirements of the local Dominican market as well, so day visits or longer stays are likely from nearby cities, especially during the weekends.

Cyclical Nature of the Business

The busiest tourist season in the Dominican Republic is winter, beginning in mid-December and lasting until the end of April. This season is historically drier than the rest of the year, with less chance of tropical storms and high winds. A second peak occurs in the typical summer holiday months from June to mid-September. The quietest months are May, October and November.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

JBP holds no patents, trademarks, licenses, franchises, concessions, royalty agreement or labor contracts.

Governmental and Environmental Regulation

JBP’s operations are subject to a variety of national, federal, provincial and local laws, rules and regulations relating to, among other things, worker safety and the use, storage, discharge and disposal of environmentally sensitive materials. JBP believes that it is in compliance in all material respects with all laws, rules, regulations and requirements that affect its business. Further, JBP believes that compliance with such laws, rules, regulations and requirements do not impose a material impediment on its ability to conduct business.

Dominican Republic Tourism Incentive Law. The “Law for Promoting Tourism Development,” 158-01, was established to regulate scarcely developed Dominican Republic’s tourist destinations and new destinations in provinces and locations having great potential. The Cordillera Central mountain range is one such area. Under the regulation, projects requiring significant tourist infrastructures must submit an environmental impact study. Accordingly, the ParkVida resort requires such study, which will evaluate the project, the infrastructures required, the impact zone and the sensitivity of the area to be developed. JBP has initiated an environmental impact study and engaged Modularis to ensure ParkVida’s eligibility for the benefits to resort developers that come with 158-01.

Climate Change Legislation and Greenhouse Gas Regulation. Most studies over the past couple decades have indicated that emissions of certain gases contribute to warming of the Earth’s atmosphere. In response to these studies, many nations agreed to limit emissions of “greenhouse gases” pursuant to the United Nations Framework Convention on Climate Change, and the “Kyoto Protocol” to which the Dominican Republic is a signatory. Greenhouse gas legislation in the Dominican Republic could have a material adverse effect on our business, financial condition, and results of operations.

Employees

As of September 23, 2011 the Company has one employee, Ruairidh Campbell, our sole officer and director. The Company looks to Mr. Campbell for his entrepreneurial skills and talents. Management also uses consultants, attorneys and accountants as necessary.

As of September 23, 2011 JBP has two employees who are located in the Dominican Republic and are responsible for maintaining its property. JBP’s management also uses contractors, consultants, attorneys and accountants as necessary.

WHERE YOU CAN GET ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy our reports or other filings made with the Commission at the Commission’s Public Reference Room, located at 100 F Street, N.W., Washington, D.C., 20549. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also access these reports and other filings electronically on the Commission’s web site, www.sec.gov.

In addition, certain of our Commission filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, can be viewed and printed from the investor information section of our website at www.parkvida.com, as soon as reasonably practicable after filing with the Commission. The information on our websites is not and should not be considered part of this current report and is not incorporated by reference in this document. The website is only intended to be interactive textual references.

ITEM 1A.       RISK FACTORS

Our operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they will adversely affect our operations, business, financial condition and/or operating results as well as the future trading price and/or the value of our securities.

Risks Relating to the Acquisition of JBP

The Acquisition will result in dilution to our current stockholders’ voting power and ownership percentages.

The issuance of shares of our capital stock for the purpose of consummating the Acquisition will dilute the voting power and ownership percentage of our existing stockholders. We will issue a total of 16,810,332 shares of our common stock at closing, resulting in a dilution of approximately 41.5% to our current stockholders. We will also grant a total of 7,506,730 common stock purchase warrants at closing, which, if the grantees were to exercise all of the warrants would, in the aggregate, result in a dilution of approximately 50.7% to our current stockholders.

The Acquisition could decrease the value of your stock in the near term.

JBP is a development stage company with no history of realizing revenue from operations and a working capital deficit, about which its auditors have expressed an opinion as to going concern. Additionally, JBP expects losses in the future and its current assets are insufficient to conduct its minimum plan of operation over the next 12 months. Given these facts, the Acquisition could result in significant losses for us in the near term which could decrease the value of our stock.

Risks Related to the Company’s Business

We have a history of significant operating losses and such losses may continue in the future.

Since our inception in 2008, our expenses have substantially exceeded our income, resulting in continuing losses and an accumulated deficit of $484,508 at December 31, 2010, which increased to $624,687 at June 30, 2011. During the initial six months of this year we recorded a net loss of $140,179. We have never realized revenue from operations. Our only expectation of future profitability is dependent on the successful development of ParkVida.

The Company’s limited financial resources and historical performance cast severe doubt on its ability to develop ParkVida.

The Company’s future operation is dependent on the development and ultimate success of ParkVida yet our ability to procure the financing necessary to complete that development is in doubt. Current resources are limited and we are burdened by a historical inability to realize requisite financing.  Our inability to finance the development of ParkVida may likely force us to cease operations.

We require near term financing to meet working capital requirements.

We require near term financing through equity offerings or debt placements to meet current working capital requirements.  Despite the immediacy of necessary financing, the Company has no commitment to raise any of the requisite capital, without which it will not be able to meet its financial obligations.

Unpredictability of future revenues and potential fluctuations in our operating results.

Since we have no history of generating revenues in the hospitality industry or at all, we are unable to provide accurate forecasts of anticipated revenues. Although we expect to rely on the expertise of consultants experienced in the field to indicate performance going forward, our current and future expense levels are based largely on our own estimates. Further, our future commitments may make it prohibitive to adjust spending to compensate for unexpected revenue shortfalls or delay. Accordingly, any significant shortfall or delay in realizing revenue in relation to our planned expenditures would have an immediate adverse affect on our business, financial condition, and results of operations.

The results of our operations depend on the efforts of third parties.

Almost all of our operations depend on the efforts of third parties including Modularis and Select Contracts. Despite being experts in their respective fields, our dependence on third parties to initiate, determine and conduct operations could impede our prospects for success.

Our ability to begin construction on ParkVida will depend upon the receipt of governmental approvals.

JBP is currently coordinating efforts to obtain government approvals for ParkVida from the Dominican Republic. Approval will require JBP to provide the government with a comprehensive plan detailing the development of ParkVida as well as an environmental impact statement for the project.  A lengthy application process or a rejection of JBP’s application may cause us to abandon our plan to develop ParkVida or alternatively to change our businesses development objectives in the Dominican Republic.

Developing and operating destination resorts like ParkVida are inherently risky.

We will be exposed to potential setbacks during the development of ParkVida. Destination resorts require a lengthy development period, necessitate complicated space planning and design, are highly capital intensive and face high market expectations in terms of the physical product offering. Setbacks related to any of these factors could negatively affect costs and influence future investment returns.

Additionally, a new set of risks will arise in the event we complete the resort. At that time volatility in our net operating income will be our greatest risk. Fluctuations in the operating performance of ParkVida could negatively impact the net operating income available to us which in turn could affect our ability to service any future mortgage or senior debt, potentially forcing us into liquidation.

We are dependent upon key personnel who would be difficult to replace.

Our continued operation will be largely dependent on the efforts of Ruairidh Campbell, our sole officer and director, and Mason Blackmore, JBP’s president. We do not maintain key-person insurance on Mr. Campbell or Mr. Blackmore. Our future success also will depend in large part on our ability to identify, attract and retain other highly qualified managerial, technical and sales and marketing personnel. Competition for these individuals is intense. The loss of the services of either Mr. Campbell or Mr. Blackmore or our inability to identify, attract or retain qualified personnel in the future, or delays in hiring qualified personnel, could make it more difficult for us to maintain our operations and meet objectives.

Risks Related to the Company’s Stock

The market for our common stock is limited and our stock price may be volatile.

The market for our common stock is limited due to low trading volume and the small number of brokerage firms acting as market makers. Due to these market limitations and frequent volatility in the market price of our stock, our stockholder may face difficulties in selling shares. The average daily trading volume for our stock has varied significantly from week to week and from month to month, and the trading volume often varies widely from day to day.

If the market price for our common stock declines, stockholders or others may be encouraged to engage in short selling, depressing the market price.

The significant downward pressure on the price of the common stock as stockholders or others sell material amounts of common stock could encourage short sales. Short selling is the selling of a security that the seller does not own, or any sale that is completed by the delivery of a security borrowed by the seller. Short sellers assume that they will be able to buy the stock at a lower amount than the price at which they sold it short. Significant short selling of a company’s stock creates an incentive for market participants to reduce the value of that company’s common stock. If a significant market for short selling our common stock develops, the market price of our common stock could be significantly depressed.

We incur significant expenses as a result of the Sarbanes-Oxley Act of 2002, which expenses may continue to negatively impact our financial performance.

We incur significant legal, accounting and other expenses as a result of the Sarbanes-Oxley Act of 2002, as well as related rules implemented by the Commission, which control the corporate governance practices of public companies. Compliance with these laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, has substantially increased our expenses, including legal and accounting costs, and made some activities more time-consuming and costly.

Our common stock is currently deemed to be “penny stock”, which makes it more difficult for stockholders to sell their shares.

Our common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of stockholders and provide stockholders with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, stockholders will find it more difficult to dispose of our securities.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain a specific provision that eliminates the liability of directors for monetary damages to us and our stockholders; further, we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

ITEM 2.          FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

Not required.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this current report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include but are not limited to those discussed in the section entitled “Forward-Looking Statements”, above.

The results presented in this “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are those of JBP as reflected in JBP’s financial statements attached hereto. The following discussion should be read in conjunction with such financial statements and the notes thereto. The results presented below pertain to the unaudited three and six month periods ended June 30, 2011 and the audited annual periods ended December 31, 2010 and December 31, 2009.

Discussion and Analysis

Our plan of operation over the next twelve months is to finalize the phased design of ParkVida, complete an environmental study, obtain the requisite governmental regulatory approvals and initiate construction.

Future Financings

In order to capitalize ParkVida, construction of the project will be split into two phases. We are taking a two-phase development approach intended to grow the project in an economically sustainable fashion. During Phase 1 we expect to construct 39 accommodation units and offer a host of activities (many developed to a smaller scale than in the final plan). During Phase 2 we expect to construct another 160 accommodation units and offer additional activities.

Our financing requirement for ParkVida Phase I is $5.8 million. We intend to initiate construction before the end of 2011 with an opening planned for November 2012. Funds for Phase 1 are expected from a combination of debt and equity financings.

ParkVida Phase II will require an additional $43.5 million. Construction is expected to commence in November 2013 with a grand opening planned for November 2014. Funding for the development and construction of Phase II is anticipated to be in the form of a traditional construction loan. Following the completion of construction we expect to secure long-term financing to retire the construction loan.

Funds for financing both Phase I and Phase II are not currently available or committed. We can offer no assurance that sufficient funding will be available within the next twelve months or ever to implement our plan of operation.

Results of Operations

During the year ended December 31, 2010, JBP was involved in the following:

  During May of 2010, JBP engaged Modularis, a consulting firm based in the Dominican Republic, to provide the general conceptual work, a project draft, architectural blueprints, sales material and legal work. All such work was completed during the period.
  During May of 2010, JBP engaged Gravity Logic to initiate trail development on the property.
  During August of 2010 JBP purchased houses and land in the town of Loma Prieta which settlement is contiguous with the property already owned by JBP and designated for ParkVida.
  During October of 2010, JBP opened an office in Whistler, British Columbia to provide administrative and marketing services for ParkVida.
  During December of 2010, JBP engaged Select Contracts, an international consulting firm, to expand on detailed design work, enlarge its business plan for ParkVida and coordinate development efforts.

During the six month period ended June 30, 2011, JBP was involved in the following:

  JBP oversaw Select Contracts’ completion of ParkVida’s concept design work which included the project’s initiation, a market study, ParkVida brand identity, concept artwork, timelines, a business plan, trail design overview, and a final presentation.
  JBP worked with Select Contracts to prepare a phased development plan for ParkVida.
  JBP worked with Select Contracts in completing marketing preparations for the Kokanee Crankworx mountain biking festival, a 10-day event between July 15th and 24th that will bring the world’s best mountain bike athletes to Whistler, British Columbia.
  JBP engaged Modularis to provide schematic design and construction drawings for ParkVida.
  JBP engaged Modularis to oversee the preparation of an environmental impact study for submittal to the appropriate authorities in the Dominican Republic and to obtain local permission for development plans for ParkVida.

During the period subsequent to June 30, 2011, JBP was involved in the following:

•               JBP engaged Modularis to effect a transfer of title to JBP for properties purchased in Loma           Prieta, Dominican Republic and to apply for tax incentive eligibility under the Law for Promoting Tourism Development, 158-01.

Net Loss

For the period from inception (January 1, 2008) to June 30, 2011, JBP recorded a net loss of $624,687. JBP’s cumulative operating losses are primarily due to costs associated with general and administrative expenses. General and administrative costs include accounting costs, consulting fees, professional fees, title costs, project development expenses, due diligence costs and office operation costs

Net losses for the three month period ended June 30, 2011 were $63,767 as compared to $19,640 for the three month period ended June 30, 2010. The increase in JBP’s net losses over the comparative three month periods can be attributed to an increase in general and administrative costs in the current three month period due primarily to project development expenses in the Dominican Republic, costs associated with our office in Whistler, British Columbia and interest expense due on amounts borrowed from the Company.

Net losses for the six month period ended June 30, 2011 were $140,179 as compared to $119,681 for the six month period ended June 30, 2010. The increase in JBP’s net losses over the comparative six month periods can be attributed to a increases in general and administrative costs in the current six month period due primarily to development expenses in the Dominican Republic, Whistler office expense and interest expense due on amounts borrowed from the Company.

Net losses for the twelve month period ended December 31, 2010 were $244,892 as compared to $150,416 for the twelve month period ended December 31, 2009. The increase in JBP’s net losses over the comparative twelve month periods can be attributed to an increase in general and administrative costs in the current annual period due to development expenses in the Dominican Republic, the engagement of additional consulting personnel, Whistler office expenses and interest expense due on amounts borrowed from the Company.

JBP has not generated revenue to date and expects to continue to incur losses until the completion of the first phase of the ParkVida resort at which time revenue is expected to cover minimal operational costs.

Capital Expenditures

JBP acquired $740,838, less accumulated depreciation of $48,107, on capital expenditures for the period from inception to June 30, 2011 in connection to the purchase of land, houses and equipment.

Income Tax Expense (Benefit)

JBP has a prospective income tax benefit resulting from a net operating loss carry-forward and start up costs that will offset any future operating profit.

Impact of Inflation

JBP believes that inflation has had a negligible effect on operations over the past three years.

Liquidity and Capital Resources

JBP is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources, and stockholders’ deficit.

JBP had current assets of $41,788 consisting of pre-paid expenses as of June 30, 2011 and total assets of $734,519 consisting of current assets, and property and equipment of $692,731 in the Dominican Republic. JBP had total current liabilities of $604,182 as of June 30, 2011, consisting of $28,150 in accounts payable, $19,261 in accrued expenses, and $556,771 in note payables. Stockholders’ equity in JBP was $130,337 at June 30, 2011.

JBP had current assets of $71,250 as of December 31, 2010, consisting of prepaid expenses. JBP had total assets of $656,810 including current assets, and property and equipment of $585,560 in the Dominican Republic. JBP had total current liabilities of $392,294 as of December 31, 2010, consisting of $8,461 in accounts payable, $4,870 in accrued expenses, and $378,963 in note payable. Stockholders’ equity in JBP was $264,516 at December 31, 2010.

Cash flow used in operating activities was $600,207 for the period from inception to June 30, 2011. The cash flows used in operating activities since inception can be primarily attributed to net losses incurred as the result of general and administrative expenses.

Cash flow used in operating activities for the six month period ended June 30, 2011 was $120,155 as compared to $107,600 for the six month period ended June 30, 2010. The change in cash flows used in operating activities over the comparative six month periods can be attributed primarily to the increases in accounts payable and accrued expenses in the current six month period.

Cash flow used in operating activities for the twelve month period ended December 31, 2010 was $273,059 as compared to $129,948 for the twelve month period ended December 31, 2009. The change in cash flows used in operating activities over the current twelve month period can be primarily attributed to the increase in net losses and prepaid expenses.

JBP expects to continue to use cash flow in operating activities over the next twelve months as it pursues the development of ParkVida.

Cash flow used in investing activities was $398,431 for the period from inception to June 30, 2011. Cash flows used in investing activities can be attributed to the purchase of property and equipment for Park Vida.

Cash flow used in investing activities for the six month period ended June 30, 2011 was $0 as compared to $50,500 for the six month period ended June 30, 2010. The cash flow used in investing activities in the current six month period can be attributed to purchases of property and equipment for ParkVida.

Cash flow used in investing activities for the twelve month period ended December 31, 2010 was $50,500 as compared to $163,029 for the twelve month period ended December 31, 2009. The cash flows used in investing activities in the current twelve month period can be attributed to the purchases of property and equipment for ParkVida.

JBP expects to continue to use cash flow in investing activities as it considers the need for additional property and equipment for the development of ParkVida.

Cash flow from financing activities was $998,638 for the period from inception to June 30, 2011. The cash flows from financing activities since inception can be mainly attributed to proceeds from amounts borrowed from the Company and amounts subscribed to by the shareholders of Park in exchange for common shares.

Cash flow from financing activities for the six month period ended June 30, 2011 was $120,155 as compared to $158,100 for the six month period ended June 30, 2010. The cash flows from financing activities in the current six month period can be attributed to proceeds from amounts borrowed from the Company.

Cash flow from financing activities for the twelve month period ended December 31, 2010 was $323,559 as compared to $292,977 for the twelve month period ended December 31, 2009. The cash flow from financing in the current twelve month period can be attributed to proceeds from amounts borrowed from the Company and amounts subscribed to by the shareholders of Park in exchange for common shares.

JBP expects to continue to realize cash flow from financing activities in the form of new loans from the Company to complete the first phase of the development of ParkVida.

JBP’s current assets are insufficient to conduct its plan of operation over the next twelve months so it will need to seek at least $10,000,000 in debt or equity financing over the next twelve months to fund the development of ParkVida. JBP has no current commitments or arrangements with respect to, or immediate sources of this funding. Further, no assurances can be given that funding is available. The Company is the most likely source of new funding though no commitment for future equity or debt investment in the Company has been secured. JBP’s inability to obtain sufficient funding for ParkVida will have a material adverse affect on its ability to complete its plan of operation.

JBP does not intend to pay cash dividends in the foreseeable future.

JBP had no lines of credit or other bank financing arrangements as of June 30, 2011.

JBP had no commitments for future capital expenditures that were material at June 30, 2011 other than those anticipated for the development of ParkVida.

JBP has no defined benefit plan or contractual commitment with any of its officers or directors.

JBP has no current plans for the purchase or sale of any plant or equipment other than that anticipated for the development of ParkVida.

JBP has no current plans to make any changes in the number of employees other than that required for the development of JBP’s business.

Off-Balance Sheet Arrangements

As of June 30, 2011, JBP had no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to stockholders.

Going Concern

JBP’s auditors have expressed an opinion as to JBP’s ability to continue as a going concern due to the fact that it has not yet established profitable operations and has incurred losses since inception totaling $484,508 as of December 31, 2010, which deficit increased to $624,687 as of June 30, 2011. JBP’s ability to continue as a going concern is subject to the ability of JBP to procure additional financing to fund its resort development plans. There can be no assurance that such funds will be available to JBP or that its resort development efforts will be successful.

Critical Accounting Policies

In Note 1 to the audited financial statements for the years ended December 31, 2010 and 2009, included hereto, JBP discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position.  JBP believes that the accounting principles utilized by it conform to accounting principles generally accepted in the United States.

The preparation of financial statements requires JBP’s management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis JBP evaluates estimates. JBP bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities.  The actual results may differ from these estimates under different assumptions or conditions.

Stock-Based Compensation

JBP has adopted Accounting Standards Codification Topic (“ASC”) 718, Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.

JBP accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 505. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

Recent Accounting Pronouncements

JBP has examined all recent accounting pronouncements and does not believe that any of them will have a material impact on its financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required.

ITEM 3.          PROPERTIES

Offices

The Company maintains its offices at 1403 East 900 South, Salt Lake City, Utah, 84105. We pay no rent for the use of this office. The Company does not believe that it will need to maintain a larger office at any time in the foreseeable future in order to carry out its operations

JBP maintains an office in Santo Domingo, Dominican Republic for which it pays no rent and it maintains an office in Whistler, British Columbia for which it pays rent of approximately $4,000 per month and $3,450 in service fees. The office in Whistler will close as of September 30, 2011. JBP does not believe that it will need to maintain additional office space at any time in the foreseeable future in order to carry out the plan of operation described herein.

ParkVida

JBP purchased approximately 700 acres located at the top of the Cordillera Central mountain range in the Dominican Republic during 2008. The former coffee plantation site falls within the Santiago province and borders the Armando Bermudez National Park. The Dominican Republic covers approximately two thirds of the eastern end of the island of Hispaniola. JBP intends to develop the property to offer 200 hotel luxury rooms as ParkVida adjacent to an existing village, Loma Prieta. Nine small homes, a school building and a market comprise the village, all of which were purchased by JBP in 2010.

Road access to the site is available from Santiago, a journey of approximately two hours. The road is a mix of asphalt and hard-packed earth and follows a route through a number of small villages, coffee and fruit plantations. The current road from the base of the valley across a bridge over the river Bao to Loma Prieta is a poor quality track with occasional steep sections and is currently passable only with an appropriate all terrain vehicle. Helicopter access to the site is possible, with a suitable open landing area next to the existing school building. Domestic travel and airport transfers for guests choosing to travel by air will also be provided.

The proposed central area of development lies on a mountain ridge at an elevation of approximately 1,300m that rises steadily to the highest point of the site at approximately 1,670m in the southeast. The steeply sided ridge drops more than 700m vertically to the base of the valley and the river Bao below and to the west. The majority of the site provides a southwest aspect that is sunlit for the entire day. Northwest of the site, further downstream along the river Bao, is the future site of a large hydroelectric dam due to be completed by a Brazilian developer in 2016. The dam will produce a lake in the base of the valley that will have a water level expected to be at an elevation of around 860m. The project will flood a small part of the property and provide bordering access to a new lake.

ITEM 4.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the stock of the Company as of September 23, 2011, by each shareholder who is known by the Company to beneficially own more than 5% of the outstanding common stock, by each director, and by all executive officers and directors as a group.

Title of Class	Names and Addresses of Directors, Officers and Beneficial Owners	Amount and nature of Beneficial Ownership[1]	Percent of Class
Common Stock	Ruairidh Campbell 600 Westwood Terrace Austin, Texas 78746	1,778,140[2]	4.4%
Common Stock	All Executive Officers and Directors as a Group (1)	1,778,140	4.4%

Common Stock	Dwayne Walbaum 340 6th Avenue East, Regina, Saskatchewan, Canada S4N 5A4	10,534,527	26.0%
Common Stock	Owen Walbaum 23 Turner Crescent, Regina, Saskatchewan, Canada S4N 4P7	3,817,858	9.4%
Common Stock	Park Capital Management, Inc. 2398 Scarth Street, Regina, Saskatchewan, S4P 2J7, Canada	15,282,120[3]	37.7%
Total		16,130,525	77.6%

(1)     Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)      Mr. Campbell holds 438,140 shares of the Company’s common stock in Orsa & Company, a related entity.

(3)     Park Capital Management holds 6,824,300 share purchase warrants to be exercised within ten years of the date of grant at an exercise price of $0.005 per share

ITEM 5.          DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers:

Name	Age	Position(s) and Office(s)
Ruairidh Campbell	47	chief executive officer, chief financial officer and director

Business Experience

The following is a brief account of the education and business experience of our sole director and executive officer over the past five years and beyond, indicating his business experience, principal occupation during the period, and the name and principal business of the organizations by which he has been employed.

Background:

Ruairidh Campbell was appointed as officer and director of the Company on December 10, 1999. He estimates that he spends approximately 40 percent of his time, approximately 20 hours per week, on the Company’s business.  He also has significant responsibilities with other companies, as detailed in the following paragraph.  He will serve until an annual meeting of the Company’s shareholders and his successor is elected and qualified. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement.

Business Experience:

Since 2001 Mr. Campbell has served as the president of Orsa & Company a full service business consulting company. He has also served in the varied capacities of officer, director or counsel for several public companies since 1994 to present.

Officer and Director Responsibilities and Qualifications:

Mr. Campbell as the sole director and executive officer is responsible for the overall management of the Company being involved in many of the Company’s day-to-day operations including accounting and legal functions. He works with accountants to review financial reports and assists in the preparation of our annual and interim financial statements. He also is responsible for the Company’s current and periodic reporting with the Commission.

Mr. Campbell has over 15 years of public company experience in the disciplines of executive management, strategic planning, finance, accounting, human resources, operations, administration, treasury, legal, sales and facilities management. He owns and operates a business consulting business that assists private companies and small public companies in negotiating the many facets of building a successful business private or public. He graduated from the University of Texas at Austin with a Bachelor of Arts in History and then from the University of Utah College of Law with a Juris Doctorate.

Other Public Company Directorships in the Last Five Years:

Mr. Campbell has been an officer and director of Allied Resources, Inc., an oil and gas production company since June 1998.

Term of Office

The Company’s directors are appointed for a one (1) year term to hold office until the next annual shareholders meeting or until removed from office in accordance with the Company’s bylaws. The Company’s executive officers are appointed by the board of directors and hold office until removed by the board.

Involvement in Certain Legal Proceedings

During the past ten years there are no events that occurred related to an involvement in legal proceedings that are material to an evaluation of the ability or integrity of the Company’s sole director, or persons nominated to become directors or executive officers.

Compliance with Section 16(A) of the Exchange Act

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company is not aware of any person who, during the period ended December 31, 2010, failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934.

Code of Ethics

The Company has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. A copy of the Company’s Code of Ethics is incorporated as Exhibit 14 to this Form 8-K. Further, the Company’s Code of Ethics is available in print, at no charge, to any security holder who requests such information.

Board of Directors Committees

The board of directors has not established an audit committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures.  Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities.  In order to be listed on any of these exchanges, the Company would be required to establish an audit committee.

The board of directors has not established a compensation committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with our executive officers and directors.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the board of directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our executive officer, Mr. Campbell, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the Commission so that all shareholders have access to information about us at the same time. Mr. Campbell collects and evaluates all shareholder communications.

Director Compensation

Our director receives no compensation for his service as a director. We do anticipate adopting a provision for compensating directors in the foreseeable future which compensation may include cash consideration and stock options. However, the board of directors may award special remuneration to a director undertaking any special services on behalf of the Company other than services ordinarily required of a director. Since inception, no director has received any such compensation.

ITEM 6.          EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of the Company’s compensation program is to incentivize our chief executive officer for services rendered. The compensation program includes a consulting fee. We utilize this form of compensation because we feel that this compensatory element is adequate to retain and motivate our executive officer. The amounts we have deemed appropriate to compensate our executive officer were determined in accordance with compensatory packages for other development stage companies though we have no specific formula to determine compensation. While we have deemed that our current compensatory program is appropriately suited for accomplishing our current objectives, in the future we expect to expand our compensation program to include additional benefits as the Company realizes its objectives.

Executive compensation for the periods ended December 31, 2010, and December 31, 2009 to our chief executive officer were $93,235 and $26,491 respectively. Compensation disclosure includes a consulting fee of $12,000 per annum and amounts paid or accrued to a related company for services rendered totaling $22,328 and $14,491 for the years ended December 31, 2010 and 2009, respectively in addition to $58,907 paid in common shares for accruals over the current and prior periods. The increase in executive compensation for services rendered in the current annual period over the prior annual period can be attributed to an increase in those amounts accrued to the related company over the current period in connection with the prospective acquisition of JBP and the $58,907 paid to our chief executive and his consulting company in shares of common stock valued at $0.05 a share in settlement of amounts due over the current and prior periods that were accrued and unpaid.

Executive compensation is expected to expand in future periods to include salaries, stock awards and stock options.

Summery Compensation Table

The following table provides summary information for the fiscal years ended December 31, 2010 and 2009 concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of (i) the chief executive officer, (ii) the two most highly compensated executive officers other than the chief executive officer if compensated over $100,000 and (iii) additional individuals if compensated over $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Ruairidh Campbell CEO, CFO, PAO, and director	20102009	12,000* 12,000*	- -	- -	- -	- -	- -	81,235** 14,491***	93,235 26,491

*         Amounts paid or accrued to Mr. Campbell over the respective annual periods.

**       Amounts paid or accrued to a related company of $22,328 during the annual period and amounts paid or accrued to Mr. Campbell and a related company of $58,907 for accruals over the current and prior periods paid in common shares.

***     Amounts paid or accrued to a related company during the annual period.

The Company has no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no agreement that provides for payment to our executive officer at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in our executive officer's responsibilities following a change in control.

Outstanding Equity Awards

None.

Stock Option Plan

Our board of directors intends to adopt a stock option plan in the near term.

Long-Term Incentive Plan Awards.

We have no long-term incentive plans.

Termination of Employment and Change in Control Arrangements

The Company has no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no agreement that provides for payment to any executive officer at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in our executive officers’ responsibilities following a change in control.

ITEM 7.          CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND  DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in−laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year or in any presently proposed transaction which, in either case, has or will materially affect us except the following:

  Ruairidh Campbell, sole executive officer and director has entered into a consulting arrangement on a month to month basis that provides for a monthly fee of $1,000.
  Ruairidh Campbell, sole executive officer and director has caused the Company to enter into a consulting arrangement with a related company for services rendered in connection with the preparation of documentation that is invoiced as completed. The Company paid the related company a total of $17,378 in 2010.
  Ruairidh Campbell, sole executive officer and director has caused the Company to enter into a debt settlement agreement in connection with fees accrued to himself and a related entity in the amount of $58,907 pursuant to which he and his company were issued an aggregate of 1,178,140 shares in settlement of said due amount.

Director Independence

Our common stock is listed on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, our sole director is not independent.

ITEM   8.        LEGAL PROCEEDINGS

None

ITEM   9.        MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the Financial Industry Regulatory Authority under the symbol, “MMGC”. Trading in the common stock in the over‑the‑counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions.  Further, these prices reflect inter‑dealer prices without retail mark‑up, mark‑down, or commission, and may not necessarily reflect actual transactions. The following table sets forth for the periods indicated the high and low bid prices for the common stock as reported each quarterly period within the last two fiscal years.

Year	Quarter Ended	High	Low
2011	June 30	$0.09	$0.06
	March 31	$0.15	$0.05
2010	December 31	$0.08	$0.05
	September 30	$0.08	$0.05
	June 30	$0.09	$0.03
	March 31	$0.05	$0.02
2009	December 31	$0.06	$0.04
	September 30	$0.09	$0.06
	June 30	$0.15	$0.09
	March 31	$0.18	$0.04

Capital Stock

The following is a summary of the material terms of the Company’s capital stock. This summary is subject to and qualified by our articles of incorporation and bylaws.

Common Stock

As of September 23, 2011 there were 92 shareholders of record holding a total of 40,487,175 shares of fully paid and non-assessable common stock of the 250,000,000 shares of common stock, par value $0.001, authorized. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

As of September 23, 2011 there were no shareholders of record of the 5,000,000 shares of preferred stock, par value $0.001, authorized.

Warrants

As of September 23, 2011 the Company had the following warrants to purchase shares of our common stock

  6,824,300 share purchase warrants to be exercised within ten years of the date of grant at an exercise price of $0.005 per share, and
  682,430 share purchase warrants to be exercised within three years of the date of grant at an exercise price of $0.06 per share.

Stock Options

As of September 23, 2011 the Company had no outstanding stock options to purchase shares of our common stock.

Convertible Securities

None.

Purchases of Equity Securities made by the Issuer and Affiliated Purchasers

The Company has not repurchased any shares of its common stock during the year ended December 31, 2010, during the six month period ended June 30, 2011, or since that date through September 23, 2011.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

Trading Information

The Company’s common stock is currently approved for quotation under the symbol “MMGC”. The information for our transfer agent is as follows:

Interwest Transfer Company

1981 E. Murray-Holladay Road

Holladay, Utah 84117–5164

(801) 272-9294.

Section 15(g) of the Securities Exchange Act of 1934

Our Company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

ITEM 10.        RECENT SALES OF UNREGISTERED SECURITIES

The Company has no sales of securities other than those previously reported and those that follow in Item 3.02 of this current report.

ITEM 11.        DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•         have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•         are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•         do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•         are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

The State of Nevada has no anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, which only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the articles of incorporation and bylaws of the corporation, we shall indemnify any person who was, or is threatened to be made, a party to a proceeding by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Company, or (ii) while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer,  employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise. Regarding indemnification for liabilities arising under the Securities Act which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

ITEM 13.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See Item 9.01 of this Form 8-K.

ITEM 14.        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

ITEM 15.        FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Form 8-K.

END OF FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 15 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES.

On September 23, 2011 the board of directors of the Company authorized the issuance of (i) 15,282,120 shares of the Company’s common stock and 6,824,300 share purchase warrants to be exercised within ten years of the date of grant at an exercise price of $0.005 per share to Park Capital Management and (ii) 1,528,212 shares of the Company’s common stock and 682,430 share purchase warrants to be exercised within three years of the date of grant at an exercise price of $0.06 per share to José Aris as a facilitation fee, which authorizations were subject to the terms and conditions of the Agreement and which authorizations were made in reliance upon the exemptions from registration provided by Section 4(2) and Regulation S of the Securities Act.

The Company complied with the exemption requirements of Section 4(2) of the Securities Act based on the following factors: (1) the authorizations were isolated private transactions by the Company which did not involve a public offering; (2) the offerees have access to the kind of information which registration would disclose; and (3) the offerees are financially sophisticated.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfies all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S.

The Company complied with the exemption requirements of Regulation S by having directed no offering efforts in the United States, by offering common shares and share purchase warrants only to two offerees who were outside the United States at the time of the offering, and ensuring that the offerees to whom the common shares and share purchase warrants were offered and authorized were non-U.S. offerees with addresses in foreign countries.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Our board of directors executed a written consent authorizing and recommending that the stockholders approve amendments to our articles of incorporation, as amended, to (i) change the Company’s name from “Montana Mining Corp.” to “ParkVida Group, Inc.” (ii) decrease the Company’s authorized common stock from five hundred million (500,000,000) shares, par value $0.001, to two hundred and fifty million (250,000,000) shares, par value $0.001, without affecting the number of issued and outstanding shares. The Company’s stockholders holding a majority of our voting common stock approved the amendments to our articles of incorporation, as amended, by written consent on June 30, 2011 and authorized its officers to effect the amendments. We have filed the amendments with the Nevada Secretary of State. The amendments are attached hereto as Exhibit 3.1.4.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

As a result of the Acquisition of JBP described in Item 2.01 of this current report, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 7.01      REGULATION FD DISCLOSURE

The information contained herein includes a press release attached to this current report in Item 9.01 as Exhibit 99.3 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The press release relates to the Company’s acquisition of JBP. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934, as amended, or the Securities Act, only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(a)        Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the following financial statements are included herewith:

•         JBP’s unaudited financial statements for the six months ended June 30, 2011 and 2010 and audited financial statements for the years ended December 31, 2010 and 2009 are filed herewith as exhibit 99.1.

•         The Company’s unaudited financial statements for the six months ended June 30, 2011 and 2010 are included by reference to the Company’s Form 10-Q/A filed on August 26, 2011, with the Commission.

•         The Company’s audited financial statements for the years ended December 31, 2010 and 2009 are included by reference to the Company’s Form 10-K filed on March 31, 2011, with the Commission.

(b)        Pro Forma Financial Information.

In accordance with Item 9.01(b), the following pro forma financial information is included herewith:

•         Unaudited pro forma financial information for the six months ended June 30, 2011, and unaudited pro forma financial information for the fiscal year ended December 31, 2010, is filed herewith as exhibit 99.2.

(c)        Shell Company Transactions.

The terms of the Agreement were disclosed on Form 8-K as filed with the Commission on August 31, 2010. A copy of the Agreement was attached thereto as an exhibit and is hereby incorporated by this reference. The terms of the amendment to the Agreement were previously announced on Form 10-K as filed with the Commission on March 31, 2011. A copy of the amendment was attached thereto as an exhibit and is hereby incorporated by this reference. All references to the Agreement, as amended, are qualified, in their entirety, by the text of such exhibits.

(d)        Exhibits.

The exhibits hereto are detailed on page 43.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            ParkVida Group, Inc.                                                                         Date

By: /s/ Ruairidh Campbell                                                                    September 28, 2011

Name: Ruairidh Campbell

Title: Chief Executive Officer, Chief Financial Officer,

         Principal Accounting Officer and Director

EXHIBITS

Exhibit No.           Exhibit Description

3.1.1*                     Articles of Incorporation of the Company, formerly known as Aswan Investments, Inc. (incorporated herein by reference from Exhibit No. 3(i) of the Company’s Form 10-SB as filed with the Commission on February 3, 2000).

3.1.2*                     Amendment to Articles of Incorporation filed with the State of Nevada on August 5, 2002 (incorporated herein by reference from Exhibit No. 3(i)(b) of the Company’s Form 8-K as filed with the Commission on August 15, 2002).

3.1.3*                     Amendment to Articles of Incorporation filed with the State of Nevada on October 12, 2004 (incorporated herein by reference from Exhibit No. 3(i)(c) of the Company’s Form 10-QSB as filed with the Commission on November 8, 2004).

3.1.4                       Amendment to Articles of Incorporation filed with the State of Nevada on August 10, 2011

3.2*                        By-laws of the Company adopted on December 10, 1999 formerly known as Aswan Investments, Inc. (incorporated herein by reference from Exhibit No. 3(i) of the Company's Form 10-SB as filed with the Commission on February 3, 2000).

10.1*                      PWS Share Exchange Agreement dated November 20, 2008 (incorporated herein by reference from Exhibit 10 of the Company’s Form 8-K as filed with the Commission on December 3, 2008).

10.2*                      Amendment to PWS Share Exchange Agreement dated February 2, 2009 (incorporated herein by reference from Exhibit 10 of the Company’s Form 8-K as filed with the Commission on March 3, 2009).

10.3*                      Amendment to PWS Share Exchange Agreement dated July 9, 2009 (incorporated herein by reference from Exhibit 10 of the Company’s Form 8-K as filed with the Commission on July 14, 2009).

10.4*                      Amendment to PWS Share Exchange Agreement dated July 22, 2009 (incorporated herein by reference from Exhibit 10 of the Company’s Form 10-Q as filed with the Commission on August 5, 2009).

10.5*                      Assignment Agreement dated August 26, 2009 (incorporated herein by reference from Exhibit 10 of the Company’s Form 8-K as filed with the Commission on August 31, 2009).

10.6*                      Extension to Assignment Agreement dated November 29, 2009 (incorporated herein by reference from Exhibit 10 of the Company’s Form 10-K as filed with the Commission on April 13, 2010).

10.7*                      Amendment to PWS Share Exchange Agreement dated December 10, 2009 (incorporated herein by reference from Exhibit 10 of the Company’s Form 10-K as filed with the Commission on April 13, 2010).

10.8*                      Amendment to PWS Share Exchange Agreement dated March 31, 2010 (incorporated herein by reference from Exhibit 10 of the Company’s Form 10-K as filed with the Commission on April 13, 2010).

10.9*                      Extension to Assignment Agreement dated March 31, 2010 (incorporated herein by reference from Exhibit 10 of the Company’s Form 10-K as filed with the Commission on April 13, 2010).

10.10*                   Asset Purchase Agreement with Park Capital Management, Inc. dated August 30. 2010 (incorporated herein by reference from Exhibit 10 of the Company’s Form 8-K filed with the Commission on August 31, 2010).

10.11*                   Amendment to the Asset Purchase Agreement with Park Capital Management, Inc. dated November 12, 2010 (incorporated herein by reference from Exhibit 10 of the Form 10-K filed with the Commission on March 31, 2011).

10.12                      Architectural Design Agreement with Modularis dated May 19, 2010.

10.13                      Service Agreement with Gentium Financial dated October 1, 2010.

10.14                      Consultancy Services Agreement with Select Contracts International dated December 7, 2010.

10.15                      Consultancy Services Agreement with Modularis dated May 4, 2011

10.16                      Consultancy Services Agreement with Modularis dated June 30, 2011

10.17                      Consultancy Services Agreement with Modularis dated July 28, 2011

14*                         Code of Ethics adopted April 14, 2004 (incorporated herein by reference from Exhibit No. 14 of the Company’s Form 10-KSB/A filed with the Commission on April 16, 2004).

21                           Subsidiaries of the Company.

99.1                        JBP’s financial statements and notes for the unaudited periods ended March 31, 2011 and 2010 and the audited periods ended December 31, 2010 and 2009.

99.2                         Pro forma financial information for the periods ended March 31, 2011 and 2010 and for the periods ended December 31, 2010 and 2009.

99.3                        Press release announcing the Company’s acquisition of JBP.

                                *              Incorporated by reference to previous filings of the Company.